MFS® Code of Ethics Policy

April30,2018

Personal Investing

Appliesto

All MFS full"time, part"time and temporary employees globally

All MFS contractors, interns and co"opswhohavebeennotifiedby Compliancethattheyaresubject tothispolicy

All MFS entities

Questions?

iComply@mfs.com ComplianceHelpline,x54290 RyanErickson,x54430 Elysa Aswad, x54535

For more information on administration such as regulatory authority, supervision, interpretation and escalation, monitoring, related policies, amendment or recordkeeping please click this link.

The inherent nature of MFS' services in selecting and trading securities has the potential to create a real or apparent conflict of interest with your personal investing activities. As a result, every individual subject to this policy has a fiduciary duty to avoid taking personal advantage of any knowledge of our clients'investmentactivities.

Following the letter and spirit of the rules in this policy is central to meeting client expectations and ensuring that we remain a trusted and respected firm.

Rules That Apply to Everyone

Your fiduciary duty

Alwaysplaceclientinterestsaheadofyourown.Youmustnever:

▪TakeadvantageofyourpositionatMFStomisappropriate investment opportunities from MFS clients.

▪Seektodefraud anMFS clientordoanythingthatcouldhavethe effect of creating fraud or manipulation.

▪Mislead a client.

Accountreportingobligations

Makesureyouunderstandwhichaccountsarereportable accounts.Todeterminewhetheranaccountisreportable,askthe following questions:

1Istheaccountoneofthefollowing? " A brokerage account.

–Anyothertypeofaccount(suchasemployeestockoptionor stockpurchaseplans)inwhichyouhavetheabilitytohold or trade reportable securities (see the list of reportable securitieson page 7).

–Any account, including MFS"sponsored retirement plans, that holds a reportable fund (see definition of reportable fund on page 7 and a list of these funds on iComply).

2Isanyofthefollowingtrue?

–Youbeneficiallyowntheaccount.

–Theaccountisbeneficiallyownedbyamemberofyour household(suchasaspouseordomesticpartnerorany parent, sibling orchildwholiveswithyou).

–Theaccountisbeneficiallyownedbyanyonewhoclaimsyou asatax deduction,orwhomyouclaimasataxdeduction.

–Theaccountiscontrolledbyyouoranothermemberofyour household (other than to fulfill duties of employment).

Ifyouanswered"yes"tobothquestions,theaccountisreportable.

HELPFUL TO KNOW

Beneficial ownership

Theconceptofbeneficial ownershipisbroaderthanthatofoutright ownership. Anyone who is in a position to benefit from the gains or incomefrom, orwhocontrols,an accountorinvestmentisconsidered to have beneficial ownership. Thismeans that thispolicyappliesnot onlytoyou, but to others that share beneficial ownership in these accounts or securities. See examples on page 6.

EnsurethatMFSreceivesaccountstatementsforallyour reportableaccounts.Dependingonthetypeofaccountoryour location,youmayneedtoprovidethemtoCompliancedirectly yourself.

Promptly report any newly opened reportable account or any existing account that has become reportable. This includes accounts that become reportable accounts through life events, suchasmarriage,divorce,powerofattorneyorinheritance.

ADDITIONAL REQUIREMENT FOR US EMPLOYEES

Doesnotincludeinterns,contractors,co-ops,ortemporaryemployees

Maintain your reportable accounts at an approved broker. WhenyoujoinMFS,ifyouhaveaccountsatnon" approvedbrokers youmustclosethemormovethemtoanapprovedbroker(list availableoniComply).

In rare cases, if you file a request that includes valid reasons for an exception, we may permityou tomaintaina reportable account at a broker not on the approved broker list (for instance, if you have a fully discretionary account).

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HELPFUL TO KNOW

Discretionary accounts

Discretionary accounts (accounts that aremanaged for you by a third" partyregisteredinvestmentadviserorbankortrustcompany)are reportable,butwithapprovalfromCompliancetheyaresubjectto these requirements:

▪They are exempt from quarterly transaction and annual holdings certifications (though you must still provide account statements).

▪TheyareexemptfromtheAccessPersonandResearchAnalyst/ PortfolioManagertradingrules(suchastherulesconcerningpre" clearanceandthe60"day holdingperiod)(pp.4–5), butyoustillmust obtainpre"approvalbeforeyouradvisorparticipatesinanIPOor private placement.

▪They are exempt from certain "Ethical Personal Investing" trading rules such as excessive trading and trading of MFS funds (p. 3).

Securities reporting obligations

Make sure you understand which securities are reportable securities.Thisincludesmoststocks,bonds,MFSfunds,exchange" traded funds (ETFs), futures, options, structured products, private placementsandotherunregisteredsecuritieseveniftheyarenot heldina reportableaccount.See thetableonpage7.

Report all applicable accounts, transactions and holdings timely. UsetheiComplysystemandsubmitallreportsbythesedeadlines:

▪InitialAccounts&Holdingsreports:Submitwithin10calendar daysofhireoruponanaccesslevelchange.Informationabout theseholdingsmustbenomorethan45daysoldwhensubmitted.

▪Quarterly Personal Transaction Report: Submit within 30 days oftheendofeachcalendarquarter.

▪AnnualHoldingsReport: Submitwithin30 daysoftheendof each calendar year.

Notethatyoumustsubmiteachreportevenifnotransactionsor

otherchangesoccurredduringthetimeperiod.

TheQuarterlyPersonalTransactionReportsdonotneedtoinclude:

▪Transactions or holdings in non"reportable securities.

▪Transactionsorholdingsindiscretionaryaccountsforwhich thereisanapprovalonfilewithCompliance.

▪Involuntary transactions, such as automatic investment plans, dividendreinvestments,etc.TheAnnualHoldingsReport, however, must reflect these transactions.

ADDITIONAL REQUIREMENTS FOR APPOINTED

REPRESENTATIVES IN SINGAPORE

Provideacopyofthecontractnoteforanytradeofany security, including reportable securities and non" reportable securities,toSingaporeCompliance,within7daysofthetrade. CheckwithSingaporeComplianceontheinformationyoumust provide.

Ethical Personal Investing

Nevertradesecuritiesbasedontheimproperuseof information,andneverhelpanyoneelsetodoso.Thisincludes anytradebasedon:

▪InformationabouttheinvestmentsofanyMFSclient,including front"runningandtailgating(tradingjustbeforeorjustaftera similartradeforaclientaccount).

▪Confidential information or inside information (information about theissuerofasecurity,orthesecurityitself,thatisbothmaterial andnon"public).

Donottradeexcessively.AtMFS,personaltradingisaprivilege, notaright.Itshouldneverinterferewithyourjobperformance. MFSmaylimitthenumberoftradesyouareallowedduringagiven period,ormaydisciplineyoufortradingexcessively.Inaddition, frequenttradinginMFSfundsmaytriggerotherpenalties,as described in the relevant fund prospectuses.

Do not accept investment discretion over accounts that are not yours.Inlimitedcircumstances,andwithadvanceapprovalfrom Compliance,youmaybeallowedtoassumepowerofattorney relating to financial or investment matters for another person or entity.

Ifyoubecomeanexecutorortrusteeofanestateanditinvolves controloverasecuritiesaccount,youmustnotifyComplianceupon assumingtherole,andyoumustmeetanyreportingorpre" clearance obligations that apply.

Donotparticipateinanyinvestmentcontestorclub.This applieswhetherornotanycompensationorprizeisawarded.

DonotinvestinMFS-sub-advisedETFs.Forafulllistofthese funds,seetheiComplysystem.

OnlymakeinvestmentsinMFSopen-endfundsdirectly throughMFS (oranotherentity MFS maydesignate) unless you havereceivedanexceptionfromCompliance.

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Donotparticipateininitialpublicofferings(IPOs)orother limited offerings of securities except with advance approval fromMFS.Thisruleincludesinitial,secondaryandfollow"on offeringsofequitysecuritiesandclosed"endfundsandnewissues of corporate debt securities.

TorequestapprovalforanIPOorsecondaryoffering,enteranInitial PublicOfferingRequestusingtheformfoundoniComply.Note thatapprovalisnottypicallygranted,andwhengrantedoften involves strict limits.

Never use a derivative, or any other instrument or technique, togetaroundarule.Ifaninvestmenttransactionisprohibited, then you are also prohibited from effectively accomplishing the same thing byusingfutures, options, ETFs oranyothertype of financial instrument.

DonotinvestinContractsforDifferenceorengageinspread bettingonfinancialmarkets.Thisincludesanywageringon marketspreadsorbehaviorsandanyoff"exchangetrading.

HELPFUL TO KNOW

Changes in job status

When changing jobs within MFS,ensure that you understandthe rules that apply to you. Confirm withyournewmanagerandCompliance whatyouraccesslevelisandwhatrestrictionsandrequirementsapply toyou.

Whengoingon leave,you must continue tocomplywith thispolicy.

Rules that Apply Only to Access Persons

WHICH ACCESS LEVEL ARE YOU?

Access Persons Most MFS personnel, including all officers and directors, aredesignated as Access Persons. Youshould consider yourself an Access Person unless it has been communicated to you by Compliancethat youarenot.

Research Analysts and Portfolio Managers In addition to the rules for Access Persons, these individuals are subject to additional rules, as notedonthe following pages.

Compliance may designate other personnel as Access Persons. This may include consultants, contractors or interns who provide services to MFS, and employees of Sun Life Financial Inc.

Pre-clearing personal trades

Makesureyouunderstandwhichsecuritiesrequirepre- clearance. Note that there are some differences between which securities require pre"clearance and which must be reported. See the table on page7 of this policy.

Pre-clear all personal trades in applicable securities. Request pre"clearanceonthedayyouwanttoplacethetradebyenteringyour requestintheiComplysystem.Rememberthatyoumustpre"clear tradesforallofyourreportableaccounts(suchasthoseofaspouseor domesticpartner)aswellasforsecuritiesnotheldinanaccount.

Onceyouhaverequestedpre"clearance,waitforaresponse.Do NOTplaceanytradeorderuntilyouhavereceivednoticeof approval for that trade. Note that pre"clearance requests can be deniedatanytimeandforanyreason.

Pre"clearanceapprovalsexpireattheendofthetradingdayon whichtheyareissued.

Obtain advance approval for any private investments or other unregistered securities. This includes private placements (investmentsinprivatecompanies),privateinvestmentinpublic equitysecurities(PIPES),hedgefundsorotherprivatefunds, "crowdfunding" or "crowdsourcing" investments, peer"to"peer lending,pooledvehicles(suchaspartnerships)andothersimilar investments.

Before investing, enter a Private Placement/Unregistered Securities ApprovalRequestfoundoniComply,anddonotact untilyouhave received approval.

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HELPFUL TO KNOW

Not recommended: Good 'til canceled orders and buying on margin

Thesepractices cancreatesignificant riskofpolicyviolations.

Good'tilcanceledordersmayexecuteafteryourpre"clearanceapproval has expired. Placing day orders avoids this risk. With margin, you might notbeabletoreceivepre"clearanceapprovalforthosesecuritiesyou wish to sell to meet a margin call

Limits to personal investment practices

Donottakeanuncoveredshortposition.Thisincludesselling securitiesshort,buyingputswithoutacorrespondinglongposition andwritingnakedcalls.

Donotbuyandthensell(orsellandthenbuy)ataprofitthe same or equivalent reportable security within 60 calendar days.MFSmayinterpretthisruleverybroadly.Forexample,itmay lookattransactionsacrossallofyourreportableaccountsandmay matchtradesthatarenotofthesamesize,securitytypeortaxlot. Anygainsrealizedinconnectionwiththesetransactionsmustbe surrendered.Notethatthisruledoesnotapplytosecuritiesthatare notsubjecttopre"clearance,toaccountswherearegistered investment adviser has investment discretion, or to involuntary transactions. Japan-based personnel: See rule with higher standardbelow.

ADDITIONAL REQUIREMENTS FOR RESEARCH ANALYSTS

including Research Associates and Portfolio Managers who may write research notes

Never trade (or transfer) reportable securities personally while inpossessionofmaterialinformationaboutanissueryouhave researchedorbeenassignedtoresearchunlessyouhavealready communicatedtheinformationinaresearchnote.Japan-based personnel: See rule with higher standard below.

Understand and fulfill your duties with regard to research recommendations. You have an affirmative duty to provide unbiasedandtimelyresearchrecommendationsinaresearchnote. Youmust:

▪Disclosetradingopportunitiesforclientaccountspriortotrading personallyinanysecuritiesofthatissuer.

▪Providearesearchrecommendationifasecurityissuitableforthe

clientaccountsevenifyouhavealreadytradedthesecurity personallyorifmakingsucharecommendationwouldcreatethe appearanceofaconflictofinterest.NotifyCompliancepromptly ofanyapparentconflicts,butdonotrefrainfrommakinga research recommendation.

ADDITIONAL REQUIREMENTS FOR PORTFOLIO MANAGERS

includingResearchAnalystsassignedtoafundasaportfoliomanager

Never personally trade (or transfer ownership of) a reportable security within seven calendar days before or after a trade in anysecurityorderivativeofthesameissuerinanyclient accountthatyoumanage.Inpractice,thismeans:

▪ContactingCompliancepromptlywhendeciding tomakea portfolio trade in any security you have personally traded within thepastsevencalendardays(butdonotrefrainfrommakinga tradethatissuitableforaclientaccountevenifyouhavetraded the security personally).

▪Refraining from personally trading any reportable securities you thinkanyofyourclientaccountsmightwishtotradewithinthe next calendar days.

▪Delayingpersonaltradesinanyreportablesecuritiesyourclient accountshavetradeduntiltheeighthcalendardayafterthemost recenttradebyaclientaccount(orlonger,tobecertain of avoidinganyappearanceofconflictofinterest).

Notethatthisruledoesnotapplytosecuritiesthatarenotsubject to pre"clearance, to accounts where a registered investment adviser has investment discretion or to involuntary transactions.

Neverbuyandthensell(orsellandthenbuy),within14

calendardays,anysharesofafundyoumanage.

ContactCompliancebeforeanyfundyoumanageinvestsin anysecuritiesofanissuerwhoseprivatesecuritiesyouownor if the private entity enters into a material transaction with a publicissuer.Youwillneedtodiscloseyourprivateinterestand assistComplianceinperforminganindependentreview.

ADDITIONAL REQUIREMENTS FOR JAPAN-BASED PERSONNEL

Donotbuyandthensell(orsellandthenbuy)thesameor equivalent reportable security within six months.

Nevertradepersonallyinanysecurityyouhaveresearchedin theprior30daysorarescheduledtoresearchinthefuture.

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Additional Information for all Personnel Subject to this Policy

BENEFICIAL OWNERSHIP: PRACTICAL EXAMPLES

Accounts of parents or children

▪Youshareahouseholdwithoneorbothparents,butyoudonotprovideany financialsupporttotheparent(s):Youarenotabeneficialownerofthe parents' accounts and securities.

▪Youshareahouseholdwithoneormoreofyourchildren,whetherminoror adult,andyouprovidefinancialsupporttothechild:Youareabeneficial ownerofthechild'saccountsandsecurities.

▪Youhaveachildwholiveselsewherewhomyouclaimasadependentfortax purposes:Youareabeneficialownerofthechild'saccountsandsecurities.

Accounts of domestic partners or roommates

▪Youareajointownerornamedbeneficiaryonanaccountofwhicha domesticpartnerisanowner:Youareabeneficialownerofthedomestic partner's accounts and securities.

▪Youprovidefinancialsupporttoadomesticpartner,eitherdirectlyorby payinganyportionofhouseholdcosts:Youareabeneficialownerofthe domestic partner's accounts and securities.

▪You have a roommate: Generally, roommates are presumed to be temporary andtohavenobeneficialinterestinoneanother'saccountsandsecurities.

UGMA/UTMAaccounts

▪EitheryouoryourspouseisthecustodianofaUniformGift/TrusttoMinor Account(UGMA/UTMA)foraminor,andoneorbothofyouisaparentof theminor:Youareabeneficialowneroftheaccount.(Ifsomeoneelseisthe custodian, you are not a beneficial owner.)

▪EitheryouoryourspouseisthebeneficiaryofanUGMA/UTMAaccountand isofmajorityage(forinstance,18yearsorolderinMassachusetts):Youare a beneficial owner of the account.

HELPFUL TO KNOW

How we enforce this policy

Complianceis responsiblefor interpreting andenforcing thispolicy. Exceptions may only be granted by Compliance. In that capacity, Compliancereviewsandmonitorstransactionsandreportsandalso investigates potential violations.

The Employee Conduct Oversight Committee reviews potential violations,andwhereitdeterminesthataviolationhasoccurred,it usually imposes a penalty. These may range from a warning letter to a requirementtosurrenderprofits toaterminationofemployment, among other possibilities.

Transfer on death (TOD) accounts

▪You automatically become the registered owner upon the death of the prior accountowner:Youareabeneficialownerasofthedatetheaccountisre" registeredinyourname,butnotbefore.

Trusts

▪You are a trustee for an account whose beneficiaries are not immediate family members: Beneficial ownership is determined on a case"by"case basis,includingwhetheritconstitutesanoutsidebusinessactivity(seethe Outside Activities & Affiliations Policy).

▪Youareatrusteeforanaccountandyouorafamilymemberisabeneficiary: Youareabeneficialowneroftheaccount.

▪Youareabeneficiaryoftheaccountandcanmakeinvestmentdecisions withoutconsultingatrustee:Youareabeneficialowneroftheaccount.

▪Youareabeneficiaryoftheaccountbuthavenoinvestmentcontrol:Youare abeneficialownerasofthedatethetrustisdistributed,butnotbefore.

▪Youarethesettlorofarevocabletrust:Youareabeneficialowneroftheaccount.

▪Yourspouseordomesticpartnerisatrusteeandabeneficiary:Beneficial ownershipisdeterminedonacase"by"casebasis.

Investment powers over an account

▪Youhavepowerofattorneyoveranaccount:Youareabeneficialownerasof thedateyouassumecontrolofthetradingorinvestmentdecisionsonthe account, but not before.

▪Youhaveinvestmentdiscretionoveranaccountthatholds,orcouldhold, reportable securities:Youareabeneficial ownerof theaccount,regardless of thelocation,account type orthe registeredowner(s)(otherthan tofulfill duties of employment).

▪Youareservinginarolethatallowsorrequiresyoutodelegateinvestment discretion to an independent third party: Beneficial ownership is determined on a case"by"case basis.

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Additional Information for all Personnel Subject to this Policy

Securitytypesandtransactionsthatmustbereportedand/orpre-cleared	Report	Pre-clear
	All personnel	Accesspersonsonly

Note: Securities terminology varies widely in global markets. If a security type is not listed here or you are unsure how a security is treated under this policy, please contact Compliance directly.

Funds

Moneymarketfunds(MFSorother)	No	No
Open"endfunds that areadvisedorsub"advisedbyMFS(andarenot money marketfunds)	Yes	No

Open"end funds that arenot advised or sub"advised by MFS	No	No

529 Plans holding MFS advised or sub"advised funds	Yes	No

Closed"endfunds(includingMFSclosed"endfunds,venturecapitaltrustsandinvestmenttrusts)	Yes	Yes

Exchange"tradedfunds(ETFs)and exchange"tradednotes(ETNs),including options,futures,structurednotes andother	Yes	No
derivatives related to these exchange"traded securities¹

Private funds	Yes	Yes

Equities

Sun Life Financial Inc. (publicly traded shares)	Yes	Yes
Equitysecurities,includingrealestateinvestmenttrusts(REITS),andincludingoptions,futures,structurednotesor	Yes	Yes
other derivatives on equities

Fixed income

Corporateandmunicipalbondsecurities,includingoptions,futuresorotherderivatives	Yes	Yes
USTreasurysecuritiesand otherobligations backedbythefull faithandcreditoftheUSgovernment	No	No

US government agency debt obligations that arenot backedby the full faith and creditof the US government (such as	Yes	Yes
FannieMae, FreddieMac, FederalHomeLoanBanks, FederalFarmCreditBanksandTennesseeValleyAuthority)

Non"US government securities, and options, futures or other derivatives on these securities.	Yes	Yes

Variable rate demand obligations and municipal floaters	No	No

Moneymarketinstruments,suchascertificatesofdepositandcommercialpaper	No	No
Othertypesofassets

Initialandsubsequentinvestments(includingcapitalcalls)inanyprivateplacementorotherunregisteredsecurities (including real estate limited partnerships or cooperatives)

Private MFS stock and private shares of Sun Life of Canada (US) Financial Services Holdings, Inc. Limitedofferings,IPOs,secondaryofferings

Derivatives,suchasoptions,futuresorswaps,onsecurityindexes

Derivatives,suchasoptions,futuresorswaps,oncommoditiesandcurrencies,includingvirtualcurrencies

Other types of transactions

Yes	Yes
No	No

Yes	Yes
Yes	No
Onlyifnotifiedby

Compliance

Involuntary transactions (see definition below)	No	No
Gifts of securities, including charitable donations, transfers, and inheritances	Yes	No
¹InvestmentsinMFSsub-advisedETF'sareprohibited		PersonalInvesting|Page7

Terms with special meanings

Within this policy, the following terms carry the specific meanings indicated below.

contract for difference A contract for difference (CFD) is a contract betweenaninvestorand aninvestment bankoraspread"betting fi

Attheendofthecontract,thepartiesexchangethedifferencebetween the opening and closing prices of a specified financial instrument, includingsharesorcommodities.

involuntary transaction Transactions that are not under your direct orindirectinfluence orcontrol,such asinheritances, giftsreceived, automatic investment plans, dividends and dividend reinvestments, corporateactions(suchasstocksplits,reversesplits,mergers, consolidations, spin"offs and reorganizations), exercise of a conversion orredemptionrightorautomaticexpirationofanoption.

reportable funds Any fund for which MFS acts as investment advisor, sub"advisor,orprincipal underwriterincluding MFSretail funds,MFS Variable Insurance Trustand MFS Meridian funds. See the iComply system Policies&Procedurespageforthelist of reportablefunds.

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